Exhibit 10.4

Execution Version

LOAN AND SECURITY AGREEMENT

Credit Amount: $1,000,000.00

This Agreement is entered into as of the 5th day of February, 2021 by and between iMedia Brands, Inc., a Minnesota corporation (the “Lender”), and TCO, LLC, a Delaware limited liability company (the “Borrower”).

1.            Definitions.

Terms defined in the TCO Operating Agreement (as defined below) and not otherwise defined herein shall have the meanings ascribed to them in the TCO Operating Agreement. The following terms, when used herein (whether or not capitalized), shall have the meanings given them in the UCC (and specifically in Article 9 of the UCC, in the case of the definition of “instrument”), except that (i) for purposes of this Agreement, the meaning of such terms will not be limited by reason of any limitation on the scope of the UCC, whether under Section 9-109 of the UCC, by reason of federal preemption or otherwise, and (ii) to the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the UCC, such expanded definition shall apply automatically as of the date of such amendment, modification or revision: “account,” “chattel paper,” “commercial tort claim,” “consumer goods,” “deposit account,” “document,” “equipment,” “general intangible,” “instrument,” “inventory,” “investment property,” “letter of credit right,” “letter of credit,” “money,” “payment intangible,” and “proceeds.” In addition, as used herein, the following terms have the meanings specified below:

“Collateral” means all assets of the Borrower, including, but not limited to, all right, title and interest of Borrower in and to accounts, chattel paper, commercial tort claims, consumer goods, deposit accounts, documents, equipment, general intangibles, instruments, inventory, investment property, letter of credit rights, letters of credit, money and payment intangibles, whether now owned or hereafter acquired, together with all proceeds of any of the foregoing property.

“Credit Amount” means the Initial Credit Amount stated above.

“Event of Default” has the meaning specified in paragraph 8.

“Obligations” means all of the Borrower’s obligations under or in any way related to this Agreement, including the principal thereof, interest thereon and any extensions, renewals or replacements thereof, together with any note or notes issued in whole or partial renewal or replacement thereof or substitution therefor.

“Security Interest” has the meaning specified in Section 6.

“TCO Operating Agreement” means that certain Limited Liability Company Agreement of Borrower, as the same may be amended from time to time.

2.            Agreement to Lend.

The Lender will make one or more advances for the benefit of the Borrower on the terms and subject to the conditions set forth herein. The aggregate principal amount of such advances will not exceed the Credit Amount. Borrower shall have the right to elect the amount of advances on a revolving basis, up until the total limit of $1,000,000.00 and the advances shall be available to Borrower for the duration of time that this Agreement is in effect and the Lender and Borrower have each met their respective Obligations hereunder.

3.            Purpose of Advances.

The proceeds of each advance hereunder shall be used solely for business related purposes in respect of the operation of the Borrower.

4.            Disbursement of Advances.

Advances will be made only following notice from the Borrower specifying the amount and date of such advance. The Borrower hereby irrevocably authorizes the Lender to make any such advance requested by the Borrower.

5.            Mandatory Prepayments.

Immediately upon the making of any distribution to the Members party to the TCO Operating Agreement, other than Withholding Advances (as defined in the TCO Operating Agreement), the Borrower will prepay any amount then-outstanding under this Agreement in the amount of such distribution.

6.            Security Interest.

The Borrower hereby grants the Lender a security interest (the “Security Interest”) in the Collateral to secure payment of the Obligations.

7.            Representations, Warranties and Agreements.

The Borrower hereby represents, warrants and agrees as follows:

(a)	Title. The Borrower (i) has absolute title to the Collateral, free and clear of all security interests, liens and encumbrances, except the Security Interest, (ii) will have, at the time the Borrower acquires any rights in Collateral hereafter arising, absolute title to each such item of Collateral free and clear of all security interests, liens and encumbrances, except the Security Interest, (iii) will keep all Collateral free and clear of all security interests, liens and encumbrances except the Security Interest, and (iv) will defend the Collateral against all claims or demands of all persons other than the Lender. Except for sales of inventory in the ordinary course of business, the Borrower will not sell or otherwise dispose of the Collateral, or any portion thereof without the prior consent of the Lender (or with prior written notice solely if simultaneous with the consummation of any such transaction, all proceeds are applied to repayment of any and all sums due to the Lender and the obligation of the Lender to make any additional advances is terminated.)

(b)	Miscellaneous Covenants. The Borrower will:

(i)	Promptly pay all taxes and other governmental charges levied or assessed upon the Borrower or upon or against the creation, perfection or continuance of the Security Interest.

(ii)	From time to time execute such financing statements as the Lender may reasonably require in order to perfect the Security Interest.

(iii)	Pay when due or reimburse the Lender on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including all reasonable attorneys’ fees) incurred by the Lender in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings.

(iv)	Execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Lender may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Lender’s rights under this Agreement.

(c)	Lender’s Right to Take Action. If the Borrower at any time fails to perform or observe any agreement contained in Section 7(b), and if such failure continues for a period of ten calendar days after the Lender gives the Borrower written notice thereof and an additional period of ten calendar days after receipt of such notice for an opportunity to cure, the Lender may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Borrower (or, at the Lender’s option, in the Lender’s own name) and may (but need not) take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs, transportation or insurance); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Borrower shall thereupon pay the Lender on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Lender in connection with or as a result of the Lender’s performing or observing such agreements or taking such actions, together with interest thereon from the date expended or incurred by the Lender at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Lender of such agreements of the Borrower, the Borrower hereby irrevocably appoints (which appointment is coupled with an interest) the Lender, or its delegate, as the attorney-in-fact of the Borrower with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Borrower, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 7.

8.            Events of Default.

The occurrence of any of the following shall constitute an event of default hereunder (each, an “Event of Default”):

(a)	The termination, dissolution, liquidation and winding up of the Borrower.

(b)	Lender’s Transfer of its Membership Interests to a person that is not a Permitted Transferee.

(c)	A petition is filed by or against the Borrower under the United States Bankruptcy Code.

(d)	The Borrower shall fail to make any payment when due upon written notice and an opportunity to cure of not more than three business days in accordance with the terms of this Agreement.

(e)	The Borrower shall breach any other obligation under this Agreement or any related document.

9.            Remedies.

Upon the occurrence of any Event of Default (other than an Event of Default described in paragraph 8(c)), the Lender may, at its option, by notice in writing to the Borrower (a) terminate its obligation to make advances hereunder, (b) declare any amount then-outstanding under this Agreement to be immediately due and payable without further notice or demand and/or (c) exercise any of all of its rights, powers or remedies under applicable law. Upon the occurrence of an Event of Default described in paragraph 8(c) any amount then-outstanding under this Agreement shall become automatically due and payable and the Lender’s obligation to make any advances hereunder will automatically terminate.

10.          Lender’s Recourse.

(a)	Nothing herein shall limit the Lender’s recourse against the Collateral for the full amount of the Borrower’s Obligations.

(b)	Nothing contained herein shall (i) prevent recourse to and foreclosure of the Lender’s lien on or security interest in the Collateral for any and all Obligations, or (ii) prevent the bringing of an action or obtaining of a judgment against the Borrower to the extent provided above or for the enforcement of the Lender's rights against any Collateral.

11.          Remedies upon Event of Default.

Upon the occurrence of an Event of Default and at any time thereafter, the Lender may exercise any one or more of the following rights and remedies: (a) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable;; (b) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including but not limited to the right to take possession of any Collateral, and the right to sell, lease or otherwise dispose of any or all of the Collateral, and if notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least 30 calendar days prior to the date of intended disposition or other action; and (c) exercise or enforce any or all other rights or remedies available to the Lender by law or agreement against the Collateral, against the Borrower or against any other third party unrelated to Borrower or property.

12.          Miscellaneous.

This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. It cannot be waived, modified or amended except by a writing signed by the party against which enforcement is sought. A waiver signed by the Lender shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of the Lender’s rights or remedies. This Agreement shall be governed by the internal law of Delaware. This Agreement shall be binding upon and shall accrue to the benefit of the parties and their heirs, legal representatives, successors and assigns and neither the Lender nor the Borrower may assign any of its rights and the security interests granted hereunder without the consent of the other party, provided that the Lender may assign any of its rights and the security interests hereunder to its lender and any of its affiliates without the consent of the Borrower or, if there any Event of Default exists, to any other person. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement, taken together, shall constitute but one and the same instrument. All rights and remedies of the Lender shall be cumulative and may be exercised singularly or concurrently, at the Lender’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of Collateral in any particular order of application. The Lender may execute this Agreement if appropriate for the purpose of filing. A carbon, photographic or other reproduction of this Agreement or of any financing statement signed by the Borrower shall have the same force and effect as the original for all purposes of a financing statement. The Lender may (and the Borrower hereby authorizes the Lender to) execute and file such financing statements and other documents as the Lender may at any time deem appropriate to perfect the Security Interest. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive the execution, delivery and performance of this Agreement and the creation and payment of the Obligations.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above-written.

Address:
6740 Shady Oak Road, Eden Prairie, Minnesota
TCO, LLC

/s/ Tim Peterman

By: Tim Peterman
Its: Manager

iMedia Brands, Inc.

/s/ Tim Peterman

By: Tim Peterman
Its: CEO